UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1313 South Killian Drive, Lake Park, FL	33403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (561) 328-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2016, Findex.com, Inc. (the “Company,” “we,” “us,” “our”) entered into a certain manufacturing and distribution joint venture agreement (the “agreement”) with Nanotech Materials LLC, a Florida limited liability company (“Nanotech”). The agreement centers around a certain rubber-glass fusion coating proprietary technology/material developed and possessed by Nanotech, and the purpose of the joint venture (the “JV”) is to commercially exploit this technology/material through a combination of product manufacturing and global/worldwide distribution, marketing, and sales. To date, there have been no sales of product based on this technology/material. Pursuant to the terms of the agreement, the Company will be manufacturing/producing the subject product for the benefit of the joint venture, as well as playing a role, both individually and together with Nanotech, in its distribution, marketing, and sales.

The JV will not exist as a separate legal entity, but rather as a contractual collaboration. It is not expected that the JV will have any employees, but rather rely, for purposes of production, on our production staff, and, for purposes of marketing, on employees of each the two co-venturers as well as independent manufacturer’s representatives.

The agreement details a basic operational framework within which the JV will be conducted, and provides a certain governance framework for managing the JV and resolving potential disputes between the two co-venturers. In general, the decision-making associated with the JV will be shared equally by the two co-venturers, though certain exceptions exist based on relative and specific economic risk.

The agreement lays out a formula for calculating profits of the JV on a quarter-annual basis, which profits will be divided equally between the two co-venturers. It further provides certain detail for equitably determining the respective co-venturers’ interests in the assets and liabilities of the JV at any given time in the event of a liquidation, voluntary or otherwise.

In addition to a variety of customary representations and warranties ordinarily included in similar contractual joint venture agreements, the agreement also contains certain covenants surrounding and governing the ongoing obligations and commitments of the co-venturers to one another, including those focused on maintaining the secrecy of the underlying technology. The agreement additionally provides for certain indemnification obligations between the co-venturers for liabilities and/or losses.

Unless terminated earlier, the agreement will result in the JV being maintained for a term of 10 years. Termination may occur by mutual consent of the co-venturers, sale of the business of the JV, or unilateral withdrawal by either one of the co-venturers. In the event that Nanotech withdraws unilaterally at any time, the Company retains the right to continue to produce and sell product based on the proprietary technology around which the JV is centered.

The foregoing description of provisions contained in the manufacturing and distribution joint venture agreement do not purport to be complete and are qualified in their entirety by the contents of the Manufacturing and Distribution Joint Venture Agreement itself, a copy of which is attached to this Current Report on Form 8-K as exhibit 10.48.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits

Exhibit No.	Description
10.48	Manufacturing and distribution joint venture agreement by and among Findex.com, Inc. and Nanotech Materials LLC dated August 17, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2016	FINDEX.COM, INC.

	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer

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